UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

LEGACY ACQUISITION, CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 Race Street Suite 200
Cincinnati, Ohio 45202
(Address of principal executive offices, including zip code)

(505) 820-0412
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Share Exchange Agreement.

Share Exchange Agreement

On September 27, 2019, Legacy Acquisition Corp., a Delaware corporation (“Legacy” or “Purchaser”), entered into a First Amendment to Share Exchange Agreement (the “Amendment”) with Blue Valor Limited, a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group (the “Seller”), which amends the covenant in the Share Exchange Agreement, dated as of August 23, 2019 (as amended, the “Share Exchange Agreement”), relating to Legacy’s special meeting to be held in respect of the amendment (the “Extension Amendment”) to Legacy’s amended and restated certificate of incorporation to extend the date by which Legacy has to consummate a “Business Combination” through May 20, 2020 (provided that such extension (hereinafter, an “Extension”) shall be through December 21, 2019 and thereafter it shall be extended by the Purchaser at its option and/or at the Seller’s request up to five times, initially to January 21, 2020 and thereafter by additional 30 days periods ending on May 20, 2020 (the “Extended Date”)), and a corresponding amendment to Legacy’s trust agreement (the “Extension Trust Amendment”) to extend the date on which to commence liquidating the trust account thereunder. If the Extension Amendment is approved and the Extension is completed, Legacy will make a cash contribution (“Contribution”) to the Trust Account in an amount equal to $0.03 for each share of Class A common stock issued in its initial public offering that is not redeemed in connection with the stockholder approval of the Extension Amendment for the initial Extension through December 21, 2019 and thereafter for each period of the Extension by Legacy at its option and/or at the Seller’s request up to five times, initially to January 21, 2020 and thereafter by up to four additional 30-day periods. Pursuant to the Amendment, the Seller has agreed to loan (each, a “Seller Loan”) to Legacy the amount of the Contributions to be made by Legacy in connection with the initial Extension through December 21, 2019, and for each period of the Extension thereafter; provided, however, that the Seller shall not be required to make any loan to Legacy with respect to any Extension for the purpose of consummating an initial business combination other than the business combination contemplated by the Share Exchange Agreement (which we refer to as, the “Business Combination”). In addition, the Seller has agreed that the Seller Loans may include additional amounts to cover certain costs and expenses that Legacy will reasonably incur in connection with the continuation of operations until the earlier of the consummation of the Business Combination or the Extended Date and the total of all such costs and expenses shall not exceed a total of $300,000 in the aggregate for all Extensions through the Extended Date. No Seller Loan may exceed $1,000,000 in the aggregate (including loans to fund costs and expenses). The Seller Loans will be forgiven by the Seller if the closing of the Business Combination does not occur and the Trust Account liquidates, except to the extent of any funds that are available to Legacy (i) after such liquidation in accordance with the Trust Agreement, or (ii) from any other source.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Amendment contains covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Amendment has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Legacy, Seller or any other party to the Amendment. In particular, the representations, warranties, covenants and agreements contained in the Amendment, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Amendment, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Amendment instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Amendment. In addition, the representations, warranties, covenants and agreements and other terms of the Amendment may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Amendment, which subsequent information may or may not be fully reflected in Legacy’s public disclosures.

Important Information About the Business Combination and the Extension and Where to Find It

In connection with the proposed Business Combination, Legacy intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. In addition, Legacy has filed a definitive proxy statement for its special meeting of stockholders to approve the Extension of time in which Legacy must complete the Business Combination or liquidate the trust account that holds the proceeds of Legacy’s initial public offering. Legacy has commenced mailing the definitive proxy statement relating to the Extension to its stockholders of record as of September 6, 2019. Legacy’s stockholders and other interested persons are advised to read the definitive proxy statements and documents incorporated by reference therein filed in connection with the Extension and to read when available, the preliminary proxy statements and the amendments thereto and the definitive proxy statements and documents incorporated by reference therein filed in connection the Business Combination, as these materials contain important information about the Extension and Legacy and will contain important information about the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of Legacy as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statements, the definitive proxy statements and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of proxies from Legacy’s stockholders with respect to the Business Combination and the Extension. A list of the names of those directors and executive officers and a description of their interests in Legacy is contained in Legacy’s proxy statement filed with respect to the Extension and in its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

The Seller, Blue Focus Intelligent Communications Group, and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Legacy in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	First Amendment to Share Exchange Agreement, dated as of September 27, 2019, by and between Legacy and Blue Valor Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

Dated: October 7, 2019	By:	/s/ William C. Finn
	Name:	William C. Finn
	Title:	Chief Financial Officer

3